EXHIBIT 10AA.3

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (the “Agreement”) is made effective as of September 30, 2009 (“Effective Date”) by and between WACHOVIA BANK, NATIONAL ASSOCIATION whose address is 225 Water Street, Jacksonville, FL 32202 (“Wachovia”), and DECORATOR INDUSTRIES, INC., a Pennsylvania corporation, whose address is 10011 Pines Boulevard, Suite 201, Pembroke Pines, FL 33024 (“Borrower”).

W I T N E S SE T H:

WHEREAS, Wachovia is the owner and holder of that certain Amended and Restated Revolving Promissory Note (the "Note") executed by Borrower in favor of Wachovia dated April 25, 2008 in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "Loan"); and

WHEREAS, Borrower and Wachovia executed that certain Loan Agreement dated May 24, 2006 which was subsequently amended by that certain First Amendment to Loan Agreement dated April 25, 2008 (collectively, the "Loan Agreement"); and

WHEREAS, At the request of Borrower and after discussions between the parties as to the paydown of the Loan, Wachovia signed that certain letter dated June 26, 2009, which extended the maturity date of the Note to September 30,2009 (the "Extension Letter"); and

WHEREAS, the Note and the Loan Agreement, the Extension Letter, this Agreement, the Mortgages (as defined herein) and all other documents executed by Borrower in connection with such loan, are hereinafter sometimes referred to as the "Loan Documents"); and

WHEREAS, Borrower has advised Wachovia it cannot repay the Loan m full as of September 30, 2009; and

WHEREAS, Borrower has requested that Wachovia extend the current Maturity Date of the Loan from September 30, 2009 and requests that certain other terms of the Loan Documents be modified and Wachovia has agreed to modify the Loan Documents, but only upon the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises hereof, the mutual covenants contained herein and the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid by Borrower to Wachovia, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1

RECITALS. The Recitals contained hereinabove are true and correct and are made a part hereof.

2.

DEFINITIONS. Unless otherwise defined herein, all initially capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

3.

EXISTING STATUS OF LOAN. In order to induce Wachovia to enter into this Agreement, Borrower does hereby stipulate and acknowledge that: (a) the Loan matures on September 30, 2009 and Borrower cannot pay the Loan in full as of September 30, 2009 and said failure to pay the Loan is an event of default under the Loan Documents; (b) the Borrower has not met the Senior Funded Debt to EBITDA Ratio (as set forth in Section 4 of the Loan Agreement) which is an event of default under the Loan Documents; (c) the principal balance and accrued interest of the indebtedness represented by the Note as of the Effective Date is THREE MILLION NINETY-NINE THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($3,099,400.00); and (d) the Loan Documents, as modified by this Agreement are in full force and effect.

4.

REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Wachovia as of the Effective Date each of the following

(a)

Enforceability of Loan Documents. The Loan Agreement, the Note, the Mortgages, this Agreement and any other Loan Documents executed by Borrower with regard to the Loan are valid and binding upon Borrower and enforceable in accordance with the terms thereof.

(b)

Authority. If Borrower is other than a natural person: (i) Borrower is duly organized, validly existing and in good standing in the state of Borrower's origin; (ii) Borrower has all necessary power and authority to execute this Agreement and to perform the transactions contemplated hereby; (iii) Borrower's execution of this Agreement has been duly authorized by all necessary action on the part of Borrower; and (iv) those persons executing this Agreement on behalf of Borrower have been duly authorized by all necessary action on Borrower's behalf.

(c)

Consents. Neither the execution and delivery by Borrower of this Agreement, nor the performance by Borrower of its obligations hereunder requires (i) the consent, authorization or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any federal, state, foreign or local governmental authority or agency, pursuant to any law, rule or regulation applicable to Borrower or pursuant to any order, injunction or decree of any such authority or agency, or (ii) the consent, authorization or approval of, or the giving of notice to any partner or creditor of Borrower.

(d)

Conflicts. Neither the execution and delivery by Borrower of this Agreement, nor the performance by Borrower of its obligations hereunder, will (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of any law, rule or regulation applicable to Borrower or any order, injunction or decree of any court or governmental instrumentality or of any bond, debenture, note, mortgage, decd of trust, guaranty, indenture, agreement or other instrument to which Borrower is now a party or by which it may be bound, or constitute a default thereunder or, if Borrower is other than a natural person, any partnership agreement, articles of incorporation, by-laws or other formation or charter documents, respectively, of Borrower or any of its general partners, or (ii) result in the creation or imposition of any claim, lien, security interest, charge or other encumbrance of any nature whatsoever upon any property of Borrower pursuant to the terms of any such agreement or instrument.

(e)

Litigation. There are no actions, suits or proceedings, pending or, to Borrower's knowledge, threatened against or affecting Borrower or the Properties (as defined herein), at law or in equity, before any court or commission, agency or instrumentality which would materially and adversely affect the business of Borrower or the financial condition of Borrower or the ability of Borrower to perform its obligations under the Loan, this Agreement or the Loan Documents.

(f)

No Bankruptcy or Assignment for the Benefit of Creditors Filing. Borrower is not a debtor in any outstanding action or proceeding pursuant to any bankruptcy law or assignment for the benefit of creditors law, and none has, upon the Effective Date of this Agreement, any current intent either to file a petition by it under any bankruptcy law or assignment for the benefit of creditors law, or the liquidation of all or any portion of its assets or property, and Borrower is not aware that any other person has any current intent to file against any such person a petition under any bankruptcy law or assignment for the benefit of creditors law.

(g)

Title. The Properties are owned in fee simple by Borrower and are free and clear of all liens, charges, and other monetary encumbrances such that the Mortgages shall be first priority liens as to each of the Properties.

5.

CONDITIONS TO MODIFICATION.

(a)

Execution of Documents. Borrower shall have executed, acknowledged, where applicable, and delivered to Wachovia, this Agreement, the Mortgages, and if required by Lender, UCC-I or UCC-3 Financing Statements and any other documents necessary to effectuate the terms of this Agreement.

(b)

Reaffirmation of Representations and Warranties. By its execution hereof, Borrower hereby reaffirms to Wachovia the continued truth, accuracy and completeness in all material respects of each of the representations and warranties of Borrower set forth in Paragraph 4 above and in the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof.

(c)

Title Policies. At Borrower's cost. Lawyers Title Insurance Company or other nationally-recognized title company selected by Wachovia at its sole determination, shall issue to Wachovia, loan policies and endorsements as to each of the Properties. Said policies shall be acceptable to Wachovia at its sole discretion. To the extent that a title search of the Property reveals any material defects or monetary encumbrances to which Wachovia objects, Borrower shall cure the same on or before November 9, 2009 and failure to cure shall be an event of default under the Loan Documents. Borrower shall provide any other documentation, including but not limited to corporate documents, due authorization and/or affidavits as may be required by the title company to issue said policies.

(d)

Modification Costs and Expenses. Borrower shall have paid or shall pay within ten (l0) calendar days of presentation an invoice for the same by Wachovia, all reasonable costs and expenses of the closing of this modification of the Loan Documents (the "Closing"). Said costs and expenses shall include, but not be limited to title fees and costs, recording fees and costs, mortgages or intangible taxes (including those due on the Note pursuant to Florida law), appraisal fees, environmental reports, attorneys fees and costs and any other costs incurred by Lender in connection with this Agreement. Borrower agrees to defend, indemnify and hold harmless Wachovia from and against any and all such costs and expenses, and agrees that the Wachovia shall not in any way be held liable for such costs and expenses.

(e)

Property Taxes. Borrower shall have paid or shall pay within thirty (30) days of Closing any and all outstanding ad valorem property taxes and governmental assessments or impositions applicable to the Property and shall provide evidence of the payment of same from the office of the County tax collector on or before the Closing.

(f)

Cash Management Services. Borrower shall maintain its cash management services with Wachovia.

6.

LOAN MODIFICATION TERMS. The Loan and the Loan Documents are modified as follows:

(a)

Maturity Date. The Maturity Date is extended to December 31, 2010, provided however, if there is an event of default under the Loan Documents or this Agreement which is not cured within the applicable cure period set forth in the Loan Documents or this Agreement, the Loan shall be accelerated and immediately due and payable

(b)

Interest Rate. The Interest Rate as defined in the Note shall be:

Interest (computed on the basis of a 360-day year from the actual number of days elapsed) on the outstanding balance of principal evidenced by this Note shall accrue at a variable rate per annum (the “Interest Rate”) equal to the “Prime Rate” plus two percent (2.0%). The term “Prime Rate” shall be the prime rate announced from time to time by Lender which rate is a reference rate for the information and use of Lender in establishing the actual rates to be charged its borrowers. The variable rate applied to this loan will be adjusted prospectively (on the date the Prime Rate changes).

(c)

Bank Modification Fees. Borrower shall pay to Wachovia a fee equal to one percent (1%) of the Commitment Cap (as defined in subsection (d)) per year. The Commitment Cap shall be measured on the last day of the quarter and the fee to be paid shall be that Commitment Cap amount multiplied by one-quarter of one percent (0.25%) and shall be payable on the first day of the month of the second month of the quarter (for example, if the Commitment Cap is measured as of March 30, 2010, the bank fee shall be paid on May 1, 20I0).

(d)

Advances under $5,000.000.00 Revolving Facility. Further advances under the Note shall be permitted pursuant to the terms of the Loan Documents, provided however, the outstanding balance of the Note shall not exceed the lesser of (i) $4,000,000.00 or (ii) seventy-five percent (75%) of the loan to value ratio of the Properties (the “Collateral Base Value”) at any time during the Loan term. The term “Commitment Cap” shall mean the amount that is the lesser of subsection (i) and (ii) herein. The value of the Properties shall be acceptable to Wachovia in its sole discretion. Notwithstanding the foregoing, the parties acknowledge and agree that value of the Properties has not yet been determined by Wachovia and therefore, the $4,000,000.00 amount set forth in subsection (i) above may be adjusted prior to the Maturity Date. If said amount is adjusted, Wachovia shall provide written notice to Borrower of any said adjusted amount and that adjusted amount shall replace the $4,000,000.00 amount ser forth in subsection (i) for all purposes and shall be adjusted on the earlier of: (y) the 90th day following the date of written notice to Borrower or (z) the date upon which Borrower has secured financing from an Operations Lender (as set forth in subsection (g) below).

(e)

Repayment Terms.

(i)

Borrower shall make all monthly interest and/or other payments required under the Note from the Effective Date through the Maturity Date. In any event, all outstanding principal and interest shall be due and payable on the Maturity Date.

(ii)

Borrower shall also remit any net proceeds from the sale of any of the Properties to Wachovia as additional paydown of the outstanding balance of the Note. The Commitment Cap shall be reduced dollar for dollar in the amount of the additional paydown. Borrower shall be permitted to sell any of the Properties and Wachovia shall release the mortgage related to the sold Properties so long the net proceeds have been received by Wachovia and if the loan to value ratio after the sale is at least equal to seventy-five percent (75%).

(f)

Additional Collateral to be provided to Secure Repayment of the Loan. In consideration of modifying the Loan Documents as set forth herein, Borrower shall provide the following as additional collateral to secure repayment of the Loan (collectively, the "Mortgages"):

(i)

First mortgage security interest on the property located at 2927 N. 35th Avenue, Phoenix, AZ 85017;

(ii)

First mortgage security interest on the propel1y located at 2118 Broxton Road, Douglas. GA 31533;

(iii)

First mortgage security interest on the property located at 1655 Gateway Court. Elkhart. IN 46514;

(iv)

First mortgage security interest on the property located at 18 Industrial Drive. Bloomsburg, PA 17815;

(v)

First mortgage security interest on the property located at 1050 Hill Avenue, Haleyville, AL 35565;

(vi)

First mortgage security interest on the property located at 125 Hospital Road Northeast, Red Bay, AL 35582

(all of the Propcl1ies included in subsections (i)·(vi) are collectively. the “Property” or “Properties”). The form of the mortgages are attached hereto and incorporated herein by reference in Exhibit “A.”

(g)

Borrower may establish other credit lines.

(i)

Borrower may establish a credit line with an asset·based lender (the "Operations Lender") using accounts receivable and inventory collateral (the "Operations Collateral"). Upon written request by Borrower to Wachovia which shall include the Operations Lender's loan documents, Wachovia will (i) remove the negative pledge with regard to the Operations Collateral and (ii) remove the primary depositor restriction, as may be required by the Operations Lender (collectively, the "Loan Document Negative Pledges") regarding the Operations Collateral.

(ii)

Notwithstanding the foregoing, Wachovia shall only be required to remove the Loan Document Negative Pledges with regard to Operations Collateral in the event that either (y) the Commitment Cap exceeds the outstanding principal amount of the Loan on the date of the removal of the Loan Document Negative Pledges, or (z) after, and as an express condition to, giving effect to the removal of the Loan Document Negative Pledges, a portion of the initial proceeds of the credit line from the Operations Lender will be used to reduce the outstanding principal of the Loan to an amount equal to the Commitment Cap.

7.

DEFAUT AND REMEDIES. If Borrower fails to comply with any provision of this Agreement and/or fails to comply with any provision of the Loan Documents (as modified by this Agreement), such failure shall constitute an event of default and Wachovia may seek any and all relief to which it is entitled pursuant to the Loan Documents or this Agreement or may pursue any other remedy available in equity or at law, at its sole option.

8.

NO FURTHER AMENDMENTS. Borrower acknowledges and agrees that Wachovia is under no obligation to fur1her amend or modify the Loan Agreement, the Note (including but not limited to the Maturity Date), the Mortgages or the other Loan Documents.

9.

NOTICES.

As to Wachovia

Wachovia Bank, National Association

Attention: Michael L. Williamson

Senior Vice President

441 Seabreeze Boulevard

Daytona Beach, FL 32118

Phone: (386) 254-1801

Facsimile: (386) 254·181 1

Email: mike. williamson@wachovia.com

and a copy to:

Gary Soles, Esquire

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

450 South Orange Avenue, Suite 800

Post Office Box 2809

Orlando, FL 32802-2809

Phone: (407) 418-6331

Facsimile: (407) 843-4444

Email: gary.soles@lddkr.com

As to Borrower:

Decorator Industries, Inc.

Attention: Michael K. Solomon

10011 Pines Boulevard, Suite 201

Pembroke Pines, FL 33024

Phone: (954)436-8909

Facsimile: (954) 436-1778

Email: Michael.solomon@DecInd.com

with a copy to:

Jason A. D' Amico

Buchanan Ingersoll & Rooney P.C.

One Oxford Centre

301 Grant Street, 20'h Floor

Pittsburgh, PA 15219-1410

Phone: (412) 392-2152

Facsimile: (412) 562-1041

Email: Jason.damico@bipc.com

10.

MISCELLANEOUS. Except as amended by this Agreement, no term or condition of the Loan, this Agreement or the other Loan Documents shall be modified and the same shall remain in full force and effect; provided, however, if any provision of this Agreement is in conflict with, or inconsistent with, any provision in the Loan Agreement or the other Loan Documents, then the provision contained in this Agreement shall govern and control.

11.

SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the parties hereto.

12.

COUNTERPARTS. This Agreement may he executed in one or more counterparts and signatures transmitted e1eetronically or by facsimile shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

13.

FURTHER ASSURANCES. Solely to the limited extent necessary for the parties to discharge or perform their obligations and agreements under this Agreement. Borrower will in good faith, execute and deliver (in recordable form, if necessary), such further instruments and will take such other action as Wachovia may reasonably request.

14.

GOVERNING LAW AND VENUE. This Agreement shall be interpreted under the laws of the State of Florida regardless of the domicile of any party, and without regard to conflicts-of-law principles, and shall be deemed for such purposes to have been made, executed and performed in the State of Florida. Any action brought in connection with this Agreement shall be brought in the Circuit Court in and for Orange County, Florida, or any county where the property subject to the Mortgages lies.

15.

RELEASE. AS A MATERIAL INDUCEMENT FOR WACHOVIA TO EXECUTE THIS AGREEMENT, BORROWER DOES HEREBY RELEASE, WAIVE, DISCHARGE, COVENANT NOT TO SUE, ACQUIT, SATISFY AND FOREVER DISCHARGE WACHOVIA, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS AND ITS AFFILIATES AND ASSIGNS FROM ANY AND ALL LIABILITY, CLAIMS, COUNTERCLAIMS, DEFENSES, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROMISES AND DEMANDS WHATSOEVER IN LAW OR IN EQUITY WHICH THE BORROWER EVER HAD, NOW HAS, OR WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF BORROWER HEREAFTER CAN, SHALL OR MAY HAVE AGAINST WACHOVIA, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, AND ITS AFFILIATES AND ASSIGNS, FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER THROUGH THE DATE THAT THIS AGREEMENT IS EXECUTED. BORROWER FURTHER EXPRESSLY AGREES THAT THE FOREGOING RELEASE AND WAIVER AGREEMENT IS INTENDED TO BE AS BROAD AND INCLUSIVE AS PERMITTED BY THE LAWS OF THE STATE OF FLORIDA.

16.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW. BORROWER BY EXECUTION HEREOF AND WACHOVIA BY ACCEPTANCE HEREOF, KNOWINGLY, VOLULNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COUIRSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO WACHOVIA TO ACCEPT THIS AGREEMENT.

BORROWER AND WACHOVIA AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

17.

WAIVER OF BANKRUPTCY STAY. BORROWER HEREBY AGREES, IN CONSIDERATION OF THE RECITALS AND MUTUAL COVENANTS CONTAINED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION. INCLUDING THE FORBEARANCE OFWACHOVIA FROM GOING TO TRIAL AND EXERCISING THEIR OTHER RIGHTS AND REMEDIES OTHERWISE AVAILABLE TO IT, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THAT IN THE EVENT THAT BORROWER SHALL FILE WITH ANY BANKRUPTCY COURT OF COMPETENT JURISDICTION OR BE THE SUBJECT OF ANY PETITION UNDER TITLE II

OF THE UNITED STATES CODE THE AUTOMATIC STAY IMPOSED BY SECTION 362 OF TITLE II OF THE UNITED STATES CODE IS WAIVED. AND SUCH WAIVER CONSTITUTES CAUSE PURSUANT TO 11 U.S.C. SECTION 362(d)(1) FOR THE IMMEDIATE LIFTING OF THE AUTOMATIC STAY IN FAVOR OF WACHOVIA, AND BORROWER HEREBY KNOWINGLY AND IRREVOCABLY WAIVES ALL DEFENSES AND OBJECTIONS TO SUCH LIFTING OF THE AUTOMATIC STAY.

18.

CONFIDENTIALITY. Borrower and Wachovia hereby agree that this Agreement shall be kept confidential. Notwithstanding the foregoing, Borrower and Wachovia may disclose terms of this Agreement if prior to making any disclosure of any of the terms of this Agreement, (i) the disclosing party notifies the other party to this Agreement of any requirement to disclose information, pursuant to law or otherwise and the contents of said disclosure and (ii) shall give the other party a reasonable opportunity to comment on such disclosure prior to the disclosure thereof.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto in manner and form sufficient to bind them as of the day and year first above written.

“WACHOVIA"

Signed, sealed and delivered in the presence of the following witnesses:		WACHOVIA BANK, National Association

		By:	/s/ Michael L. Williamson
		Name:	Michael L. Williamson
/s/ Melanie A. Robinson		Title:	Senior Vice President
Name:	Melanie A. Robinson

(SEAL)
/s/ Sandy C. Barber
Name:	Sandy C. Barber

STATE OF	Florida
COUNTY OF	Volusia

The foregoing instrument as was acknowledged before me on October 6, 2009 by Michael L. Williamson as Sr. Vice President of WACHOVIA BANK, National Association, on behalf of said entity. He/She is personally known to me as identification and did not take an oath.

/s/ Melanie A. Robinson
NOTARY SIGNATURE
Melanie A. Robinson
PRINTED NOTARY SIGNATURE
Notary Public, State of

Commission Number:DD 667891
My Commission Expires: May 18, 2011

(Signatures continue on next page)

“BORROWER"

Signed, sealed and delivered in the presence of the following witnesses:		DECORATOR INDUSTRIES, INC., a Pennsylvania corporation

/s/ David R. Tisdale		By:	/s/ William A. Johnson
Name:	David R. Tisdale	Name:	William A. Johnson
		Title:	CEO President

/s/ Charles E. Hall
Name:	Charles E. Hall		(SEAL)

STATE OF	Louisiana
COUNTY OF	Bossier

The foregoing instrument was acknowledged before me on October 6, 2009 by William A. Johnson, as President of DECORATOR INDUSTRIES, INC., a Pennsylvania corporation, on behalf of said entity. He/She is personally known to me or produced Florida Drivers License as identification and did not take an oath.

Exhibit “A”

Form of Mortgages